Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of Cypress Semiconductor Corporation of our report dated February 27, 2019 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Cypress Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 30, 2018.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 26, 2019